Exhibit 99.1

BreitBurn Energy Partners L.P. Announces Closing of Acquisition of Oil Properties in Wyoming for Approximately $93 Million

LOS ANGELES, June 28, 2012 — BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) announced today that it has completed the acquisition of oil properties located in Park County in the Big Horn Basin of Wyoming for approximately $93 million from Legacy Energy, Inc., a wholly-owned subsidiary of NiMin Energy Corp, subject to post-closing adjustments. The acquisition was originally announced on April 25, 2012.

Hal Washburn, CEO, said, "We are pleased to announce the completion of this bolt-on acquisition in the Big Horn Basin of Wyoming. This transaction demonstrates the continued success of our growth through acquisitions strategy. In addition, we have two other previously announced acquisitions in the Permian Basin expected to close in early July, which when completed, will bring our 2012 year to date total acquisitions to approximately $300 million. These assets are excellent additions to our portfolio and we remain well positioned to continue to be an active acquirer for the remainder of the year."

Related Swaption Contracts Further Extend the Partnership’s Attractive Hedge Portfolio

In conjunction with the announcement of this acquisition on April 25, 2012, the Partnership entered into certain swaption contracts providing the Partnership with the option to hedge crude oil volumes listed below at the indicated NYMEX WTI prices. Based on current market conditions, Management expects to exercise the Partnership’s options to enter into these contracts on July 31, 2012, the options’ expiry and exercise date. These contracts, if executed, will extend the Partnership’s hedge portfolio into 2017 at attractive prices.

Contract Period	WTI Contract Price*	Bbls/day
Aug – Dec 2012	$104.80	412
Jan – Dec 2013	$102.78	332
Jan – Dec 2014	$97.73	291
Jan – Dec 2015	$93.46	257
Jan – Dec 2016	$90.16	235
Jan – Jun 2017	$88.45	221

*Represents at-the-money swap prices as of the date the swaption contracts were entered into.

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About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly-traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Florida, Indiana, and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “expects,” “continue,” “future,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

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